Exhibit 99.1

Press Release

Histostem Director of International Affairs

Brian Lee Appointed to AmStem Board

San Francisco, CA – August 18, 2010 – AmStem Corporation (OTCBB: AMST), a leading provider of biotherapeutic and cosmetic stem cell products, stem cell collection and storage expertise and access to nanotechnology vital to stem cell research, announced today the appointment of Yong-Kil (Brian) Lee, Director of International Affairs of AmStem’s subsidiary Histostem, to the AmStem Board of Directors.

Lee, 59, joined Histostem earlier this year. His recent and previous career included Chairman and CEO of PrimeBell, Inc., a director of international cooperation for Hansung ILS Co. in Changwon, Korea, and as a sales and marketing manager for 3M Company in Korea prior to his service at the U.S. Department of Commerce. He served as a representative in several Korean official business delegations to the United States during his mission for the Foreign Commercial Service of the U.S. Department of Commerce at the American Embassy in Seoul.

AmStem CFO Andrew Norstrud said, “Our Company is quite fortunate to have Brian Lee on our board. His rich business experience in Korea and with American companies will be invaluable in helping to steer AmStem to a rewarding future.”

Lee has received several performance awards by the U.S. Department of Commerce and the U.S. Department of State. He is an honorary staff member of the U.S. Federal Aviation Administration and served several years on the preparation committee for the Seoul Air Show.

Lee is a graduate of the College of Arts and Science of Hanyang University in Seoul and has an MBA degree from the School of Business Administration of Korea University in Seoul.

About AmStem Inc.

AmStem Inc. is a corporation registered in the State of Nevada with offices in San Francisco, California and Seoul, Korea. The company is a world leader in the area of stem cell research using stem cells derived from the umbilical cord immediately after birth. The company has 19 U.S. and international patents related to stem cell processing, application and clinical treatments. AmStem owns one of the largest cord blood stem cell banks in the world with more than 80,000 cord blood units stored in Korea. The facility in Korea is highly accredited including Korean FDA approval (KFDA). The units of cord blood are processed and stored by the company for use in unrelated transplant for personal storage and use in the family setting for transplant and regenerative medicine. The company is developing a line of cosmeceuticals based upon its proprietary stem cell technology and sourcing its own materials from its expansive operation in Korea. The company has treated more than 800 people in clinical trials for purposes of developing its patent portfolio.

An investment profile on AmStem may be found at http://www.hawkassociates.com/profile/amst.cfm. To receive future releases in e-mail alerts, sign up at http://www.hawkassociates.com/about/alert.

For more information contact AmStem CFO Andrew Norstrud at (813) 283-2556 or Tom Fox at Hawk Associates at (305) 451-1888 or visit: http://amsteminc.com.

Forward-Looking Statements

Some of the statements included in this press release, particularly those anticipating future clinical and business prospects for AmStem Corporation may be forward-looking statements that involve a number of risks and uncertainties. For these statements, we claim the protection of the safe harbor for forward-looking statement contained in the Private Securities Litigation Reform Act of 1995. Among the factors that could cause our actual results to differ materially are the following: our ability to obtain necessary capital, successfully complete clinical trials, our ability to meet anticipated development timelines, our ability to establish global market for the cord blood cells, clinical trial results, successfully consummate future acquisitions, manufacturing capability or other factors; and other risk factors identified from time to time in our reports filed with the Securities and Exchange Commission. Any forward-looking statements set forth in the press release speak only as of the date of this press release. We do not intend to update any of these forward-looking statement to reflect events or circumstances that occur after the date hereof.